                                                  EXHIBIT 23.1



                                  [LETTERHEAD]






INDEPENDENT AUDITORS CONSENT




            I consent to the use in this Registration Statement of TrueTraks, Incorporated on Form SB-2 of my report dated September 29, 1997, appearing in the Prospectus, which is part of this Registration Statement.










 /s/ Curtis Forse
--------------------------
Curtis Forse  CPA
September 29, 1997